SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2005

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not applicable.

(b) Not applicable.

(c) On August 15, 2005 TVI Corporation (“TVI” or the “Company”) issued a press release to announce that George J. Roberts, age 60, is joining TVI as Vice President and Chief Financial Officer, effective August 16, 2005. From March 2003 until April 2005, Mr. Roberts was employed by Visual Networks, Inc., where he served as CFO from August 2003 until July 2004. From January 2002 to July 2003, Mr. Roberts was the Senior Vice President and Chief Financial Officer at Princeton Lightwave, an optical laser and amplifier manufacturer. From February 2000 to December 2001, he served as Senior Vice President and Chief Financial Officer at Nexterna, a mobile resource management and software systems provider. From January 1999 to February 2000 Mr. Roberts was Senior Vice President and Chief Financial Officer for SpecTran Corporation, a manufacturer and distributor of fiber optic technology and cable products.

Mr. Roberts’ employment with TVI will be at-will. Mr. Roberts has entered into an offer letter with the Company providing for an annual base salary of $185,000 per year. He also will be eligible to receive a performance-based annual bonus of up to 15% of his base salary. Upon any termination of Mr. Roberts’ employment by the Company occurring within 90 days following a change of control other than for cause, he be entitled to continue to receive severance in the form of continuing payments of his then-current base salary for twelve (12) months thereafter.

Mr. Roberts will receive a stock option grant on August 15, 2005 for 45,000 shares of TVI’s common stock pursuant to TVI’s stock option plan.

Effective when Mr. Roberts takes office, Jeffery Kordela, the Company’s acting chief financial officer, will retain the post of corporate controller he has held since February 28, 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

      99.1  Press Release dated August 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: August 15, 2005	By:	/s/ Richard V. Priddy
	Name:	Richard V. Priddy
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 15, 2005

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